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                                                                   EXHIBIT 21.1



           ------------ SUBSIDIARIES OF CYTYC CORPORATION ------------


Company                                   Jurisdiction of Organization
-------                                   ----------------------------

Cytyc Securities Corporation              Massachusetts
Cytyc NH, Inc.                            Delaware
Cytyc SARL*                               Switzerland
Cytyc (Australia) PTY LTD                 Australia
Cytyc UK, Limited                         United Kingdom
Cytyc Canada, Limited                     Canada

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* The following entities are subsidiaries of Cytyc SARL: Cytyc Italia s.r.l.
  and Cytyc France s.a.r.l.